UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

SPORT SUPPLY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15289	22-2795073
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Diplomat Drive Farmers Branch, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 484-9484

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

On August 5, 2010 and in connection with the consummation of the Merger (as defined below), the Company terminated the Credit Agreement, dated as of February 9, 2009 and as thereafter amended, between the Company and Bank of America, N.A. (the “Credit Agreement”).  The material terms and conditions of the Credit Agreement are described in the Company’s Form 10-Q for the fiscal quarter ended December 31, 2008, as filed with the Securities and Exchange Commission on February 11, 2009, and are incorporated herein by reference.  No material early termination penalties were incurred by the Company in connection with the termination of the Credit Agreement.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On August 5, 2010, at a special meeting of the Company’s stockholders, such stockholders voted to adopt the Agreement and Plan of Merger, dated as of March 15, 2010, by and among Sage Parent Company, Inc. (“Parent”), Sage Merger Company, Inc. (“Sub”), and the Company (the “Merger Agreement”).  On the same date, the Company filed a Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to which Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).  As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.  Under the terms of the Merger Agreement, each share of Company common stock, par value $0.01 per share, outstanding at the effective time of the Merger (other than shares owned by Parent, Sub and the Company, and by stockholders who have perfected and not withdrawn a demand for appraisal rights) was cancelled and converted into the right to receive $13.55 in cash, without interest.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2010, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 5, 2010, at the Company’s request and in connection with the consummation of the Merger, the NASDAQ Stock Market (“NASDAQ”) filed with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), on Form 25, thereby commencing the process of delisting the Company’s common stock from NASDAQ.  The Company expects its common stock to be delisted as of the close of trading on August 5, 2010.  The Company intends to file a Form 15 to suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act as soon as practicable.

Item 3.03                      Material Modification to Rights of Security Holders.

On August 5, 2010, pursuant to the terms of the Merger Agreement, each share of outstanding Company common stock (other than shares owned by Parent, Sub and the Company, the Rollover Shares (as defined below) and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights) was cancelled and converted into the right to receive $13.55 in cash, without interest and less any applicable withholding taxes.

Item 5.01                      Changes in Control of the Registrant.

The information disclosed in Item 2.01 is incorporated herein by reference.  On August 5, 2010, pursuant to the terms of the Merger Agreement, Sub was merged with and into the Company, with the Company continuing as the surviving corporation in the Merger.  As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.  Parent is controlled by affiliates of ONCAP II L.P. (“ONCAP”), the mid-market private equity platform of Onex Corporation.

The total cash merger consideration paid by Parent was approximately $147.3 million, which Parent funded from equity contributions from affiliates of ONCAP and other investors, as well as proceeds received by Sub in connection with senior debt financing provided by The Bank of Nova Scotia, Bank of America, N.A., and Export Development Canada, and mezzanine debt financing provided by John Hancock Life Insurance Company (U.S.A.).  In addition, holders of an aggregate of approximately 19.6% of the issued and outstanding shares of Company common stock received shares of common stock of Parent in lieu of cash in exchange for a portion of their shares of Company common stock (the “Rollover Shares”), representing approximately 32.4% of the outstanding voting equity interests of Parent.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2010, and which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger on August 5, 2010, in accordance with the Merger Agreement, Messrs. Jeff Davidowitz, Richard Ellman, William M. Lockhart and William H. Watkins, Jr. ceased serving as members of the board of directors of the Company, and Messrs. Michael Lay, Mark Gordon, Ryan Mashinter, Wole James, Andrew Hauptman and Kashif Sheikh were elected as new members of the board of directors of the Company.  Mr. Adam Blumenfeld, the Company’s Chairman of the Board and Chief Executive Officer, will continue serving as a member of the Company’s board of directors.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Certificate of Incorporation of the Company as in effect immediately prior to the effective time was amended to be in the form set forth in Exhibit A to the Merger Agreement which, as subsequently amended, became the Amended and Restated Certificate of Incorporation of the Company, and the Bylaws of Sub as in effect immediately prior to the effective time became the Bylaws of the Company.  A copy of each of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of the Company held on August 5, 2010, the Company’s stockholders voted on a proposal to adopt the Merger Agreement.  The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,546,716	929,823	604	0

Item 8.01                      Other Events.

The Company issued a press release on August 5, 2010 announcing the consummation of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company.

99.1	Press Release, dated August 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT SUPPLY GROUP, INC.

Date: August 5, 2010	By:	/s/ John E. Pitts
	Name:	John E. Pitts
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Bylaws of the Company.

99.1	Press Release, dated August 5, 2010.